BDO

Tel: (310) 557-0300
Fax: (310) 557-1777
www.bdo.com

1888 Century Park East
4th Floor
Los Angeles, California
90067

November 30, 2017

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 27, 2017, to be filed by our former client, Marathon Patent Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO USA, LLP

BDO USA, LLP